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EXHIBIT 2.5
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                               SECURITY AGREEMENT

                  This SECURITY AGREEMENT ("Agreement") made and entered into as of the 1st day of June, 1999, by Access Resource Services, Inc, a Florida corporation, with its principal place of business at 2455 E. Sunrise Boulevard, Ft. Lauderdale, Florida 33304 ("Debtor"); in favor of Quintel Communications, Inc., a Delaware corporation, with its principal place of business at One Blue Hill Plaza, Fifth Floor, Pearl River, New York 10965 ("Secured Party").

                                   WITNESSETH:

                  WHEREAS, Debtor and Secured Party have entered into an Agreement Regarding 900 Pay-Per-Call Psychic Services of even date herewith (collectively, the "900 Agreement");

                  WHEREAS, pursuant to the 900 Agreement, Debtor has agreed to make certain royalty payments to Secured Party (the "Royalty Payments");

                  WHEREAS, Debtor has entered into an agreement with West Interactive Services, Inc. ("WIS") pursuant to which Debtor has instructed WIS to pay directly to Secured Party all Royalty Payments;

                  WHEREAS, Debtor has granted a general security interest in all of its accounts and general intangibles to WIS (the "WIS Security Interest");

                  WHEREAS, pursuant to the 900 Agreement, as amended, as security for satisfaction of the Royalty Payments, and in consideration of the financial accommodations and agreements therein contained, Debtor agreed to grant to Secured Party a lien and security interest in its accounts receivable, and any proceeds thereof,

                  NOW, THEREFORE, in consideration of the foregoing, Debtor and Secured Parties hereby agree as follows:

         1. Definitions. When used herein, the following capitalized defined terms shall have the following respective meanings:

                  "Account Debtor" shall mean the party obligated on or under any Account Receivable or obligated to make payment for any General Intangible transferred to such party.

                  "Account Receivable" shall mean (a) any present or future right of the Debtor to receive and collect payment for goods or services now or hereafter rendered to an Account Debtor, whether or not it has been earned by performance, (b) all present and future chattel paper and instruments acquired by the Debtor drawn, made, issued or otherwise created in connection with any transaction giving rise to an Account Receivable and any proceeds thereof, (c) all present and future rights of the Debtor to proceeds of any insurance, indemnity, warranty


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or guaranty with respect to any goods sold or leased or services rendered in a transaction giving rise to an Account Receivable, (d) any present or future right of the Debtor to receive and collect payment for General Intangibles now or hereafter transferred to any Debtor, whether or not it has been earned by performance, and (e) all present and future rights of the Debtor to claim for damages arising out of a breach of or default under any contract, to terminate any contract giving rise to any Account Receivable, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

                  "Collateral" shall mean all right, title and interest of the Debtor in and to (i) any Account Receivable, and (ii) all proceeds, monies, income, products and benefits attributable or accruing to the foregoing property and which Debtor is or may hereafter become entitled to receive on account of said property.

                  "Default" shall mean the occurrence of any one or more of the following events: (a) the Debtor's failure to pay, when due, any amount payable in respect of all or any portion of the Indebtedness; (b) the loss, theft, destruction or encumbrance of, or substantial damage to, the Collateral or any portion thereof or the making of any levy, seizure or attachment thereof or therein; (c) the Debtor's failure to pay debts as and when due and payable, or the making of any assignment by Debtor for the benefit of creditors; (d) the commencement of any proceedings by or against Debtor under any insolvency, bankruptcy or other debtor relief laws in any jurisdiction, including without limitation any such proceedings seeking the liquidation, arrangement, or reorganization of the Debtor under any bankruptcy or insolvency procedure, or any formal or informal proceeding for the liquidation, dissolution or settlement of claims by or against the Debtor; or (e) any application for the appointment of a receiver for the assets of Debtor.

                  "General Intangibles" shall mean all personal property other than goods, accounts, chattel paper, documents and instruments, now owned or hereafter acquired by Debtor, such term having the broadest meaning attributable to it under the Uniform Commercial Code or other applicable law, and including without limitation all things in action, all contract rights, subscription rights and all rights and interests of any nature or kind now owned or hereafter acquired by Debtor in any partnership, venture or other business association or entity.

                  "Indebtedness" shall mean (a) all liabilities and obligations of Debtor to Secured Party relating to the Club Royalties referred to in Section 1(h) of the 900 Agreement, (b) the royalties referred to in Sections 2(a), 2(b) and 2(c) of the 900 Agreement, and (c) the balance of the Purchase Price due under Section 5(c)(i) of the 900 Agreement.

                  "Instruments" shall mean all instruments now owned or hereafter acquired by Debtor, such term having the broadest meaning attributable to it under the Uniform Commercial Code or other applicable law.


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                  "Permitted Lien" shall mean the first priority security
interest in the Debtor's accounts and general intangibles, and the proceeds thereof, granted to WIS, as the same may be modified or amended form time to time.

                  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the 900 Agreement.

                  2. Grant of Security Interest. As security for the payment of the Indebtedness, the Debtor hereby grants, pledges and assigns to the Secured Party a continuing security interest in the Collateral.

                  3. Perfection of Security Interest. The Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, without the signature of the Debtor where permitted by applicable law, and agrees itself to take all such other actions and to execute and deliver and file or cause to be filed such financing statements, continuation statements, and other documents, as the Secured Party may reasonably require in order to establish and maintain a perfected, valid and continuing security interest of the Secured Party in the Collateral.

                  4. Records; Information. The Debtor agrees to keep at its principal place of business, as shown in the opening paragraph of this Agreement, its records concerning the Collateral, which records shall be sufficiently accurate to enable the Secured Party or its designee to determine at any time the status thereof. The Debtor agrees promptly to furnish to the Secured Party such information concerning the Debtor, the Collateral and any Account Debtor as the Secured Party may reasonably request.

                  5. Representations and Warranties of the Debtor. The Debtor represents and warrants that: (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business in all such jurisdictions in which it is doing business, (b) the execution, delivery and performance of this Agreement and the above pledge and assignment and grant of a security interest in the Collateral to the Secured Party have been duly authorized and are not contrary to or in violation of law, any order of a court or government agency, the Debtor's certificate of incorporation or by-laws, or any other agreement, instrument, or other document to which the Debtor is a party or by which the Debtor or any of its assets may be bound, (c) this Agreement is the legal, valid and binding obligation of the Debtor and, subject to the making of any filings required pursuant to Section 3 hereof, creates a valid, enforceable and perfected security interest in the Collateral, first and prior to any or all other liens, claims, encumbrances or security interests except for the Permitted Lien, and the Debtor is duly authorized to make all filings and take all other actions necessary or desirable to perfect and to continue perfected such security interest, (d) all of the Debtor's right, title and interest in and to the Collateral is free and clear of all liens, claims, charges, pledges, security interests and encumbrances, except for the security interests granted to the Secured Party herein and the Permitted Lien, and (e) no consent of any person or entity is required, except such as have been obtained in writing by Debtor and delivered to Secured


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Party, in order to render this Agreement and the 900 Agreement fully enforceable against the Debtor in accordance with their terms or to prevent the execution and delivery of this Agreement and the 900 Agreement from violating the terms of or giving rise to a default or event of default under any other agreement, instrument or document to which the Debtor is a party or by which the Debtor or any of its assets are bound.

                  6.       Covenants.

                           (a)      Affirmative Covenants. The Debtor shall (i)
perform and observe all the terms and provisions of any agreement for the rendering of services or any other agreement, giving rise to an Account Receivable to be performed or observed by it, maintain any such agreement in full force and effect, enforce any such agreement in accordance with its terms, and take all such action to such and as may be from time to time requested by the Secured Party; (ii) at the Debtor's expense, furnish to the Secured Party promptly upon receipt thereof copies of all notices, requests and other documents received by the Debtor in connection with any Account Receivable, and from time to time (x) furnish to the Secured Party such information and reports regarding any Account Receivable as the Secured Party may reasonably request, and (y) upon request of the Secured Party, make to any Account Debtor such demand and request for information and reports or for such action as the Debtor may be entitled to make in connection with any Account Receivable; (iii) at the Debtor's expense, take such action as the Debtor or the Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due in respect of any Account Receivable; (iv) take out and maintain in effect such policies of insurance covering the Collateral as the Secured Party may reasonably require; and (v) maintain and preserve the Collateral in good condition and take all such action to such end as may be from time to time requested by the Secured Party.

                           (b)      Negative Covenants. The Debtor shall not
without the prior written consent of the Secured Party (i) sell, assign or otherwise dispose of the Collateral, or (ii) create or suffer to exist any security interest, financing statement, lien or other encumbrances upon or with respect to the Collateral to secure indebtedness of any person or entity, except for the security interest granted to the Secured Party hereunder and the Permitted Lien.

                  7. Rights of the Secured Party upon Default. On and after the occurrence of a Default by the Debtor, all the Indebtedness shall, at the option of the Secured Party, become immediately due and payable, without notice or demand. Subject to the rights of WIS under the WIS Security Interest, the Secured Party may (a) enforce collection of any of the Collateral by suit or any other lawful means available to the Secured Party, (b) surrender, release or exchange all or any part of the Collateral, or compromise or extend or renew for any period any indebtedness thereunder or evidenced thereby, (c) assert all other rights of a secured party under the Uniform Commercial Code or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease or otherwise retain, liquidate or dispose of all or any portion of the Collateral. The proceeds of any collection, liquidation or other disposition of the Collateral shall be applied by the Secured Party first to the payment of all expenses (including without limitation, all fees, taxes, reasonable attorney's fees and legal expenses)


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incurred by the Secured Party in connection with retaking, holding, collecting, or liquidating the Collateral. The balance of such proceeds, if any, shall, to the extent permitted by law, be applied to the payment of the Indebtedness in such order of application as the Secured Party may, in its sole discretion, elect. In case of any deficiency, the Debtor shall, whether or not then due, remain liable therefor. In addition to the foregoing, the Secured Party shall be entitled to exercise any and all other rights and remedies provided to the Secured Party under this Agreement, the 900 Agreement, and applicable law and equity.

                  8. The Secured Party' Duties and Right to Perform. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall have no duty as to the Collateral or as to the taking of any necessary steps to preserve rights against prior Party or any other rights pertaining to the Collateral. If the Debtor fails to perform any of its obligations hereunder, or under any agreement giving use to or in connection with any Account Receivable, the Secured Party may themselves perform, or cause the performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Debtor.

                  9. Indemnity and Expenses. The Debtor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities arising out of or connected with this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely from the Secured Party' gross negligence or wilful misconduct.

                  10. Security Interest Absolute. All rights of the Secured Party hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional, irrespective of:

                           (a)      any lack of validity or enforceability of
the Indebtedness or any agreement or instrument contemplated thereby;

                           (b)      any change in the time, manner or place of
payment of, or in any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from the terms of the Indebtedness or any other agreements contemplated thereby;

                           (c)      any exchange, release or non-perfection of
any other security interest, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Indebtedness; or

                           (d)      any other circumstance (other than payment
in full) which might otherwise constitute a defense available to, or a discharge of, the Debtor in respect of the Indebtedness or in respect of this Agreement.


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                  11.      Cumulative Security. Neither the execution and
delivery of this Agreement nor the taking hereafter of any security for payment of the Indebtedness shall in any manner impair or affect any other security for payment of the Indebtedness. All such present and future additional security is to be considered as cumulative security.

                  12. Continuing Agreement. This is a continuing agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Secured Party hereunder shall continue to exist until the Indebtedness is paid in full as the same becomes due and payable and until Secured Party, upon request of Debtor, has executed a written termination statement, reassigned to Debtor without recourse the Collateral and all rights conveyed hereby, and returned possession of the Collateral to Debtor.

                  13       Notices. All notices, requests and other
communications to either party hereunder shall be in writing and shall be given to such party at its address or telefax number set forth at the beginning of this Agreement or such other address or telefax number of which such party may hereafter give notice to the other. Each such notice, request or other communication shall be effective (i) if given by telefax, upon transmission with a machine-generated transmittal confirmation, (ii) if given by mail, 72 hours after such communication is deposited in the United States mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section.

                  14. Remedy and Waiver. Secured Party may remedy any Default without waiving the Default rendered, and may waive any Default without waiving any prior or subsequent Default. No failure or delay by the Secured Party in the exercise of any right or remedy under this Agreement or under the Uniform Commercial Code or any applicable law shall operate as a waiver hereunder or thereunder, and no partial exercise by the Secured Party of any right or remedy of the Secured Party hereunder or thereunder shall preclude the further exercise by the Secured Party of any other right or remedy hereunder or thereunder.

                  15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                  16. Successors and Assigns. The rights and obligations of the Party hereto shall be binding on and shall inure to the benefit of their successors and assigns, except that in accordance with Section 6 of this Agreement, the rights and obligations hereunder may not be assigned by Debtor.

                  17. Modification. This agreement or any provision hereof may be modified or amended only by a written agreement signed by both Party hereto.

                  18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                           DEBTOR

                                           ACCESS RESOURCE SERVICES, INC.


                                           By: /s/ Steven Feder
                                              __________________________________
                                              Name: Steven Feder


                                           SECURED PARTY

                                           QUINTEL COMMUNICATIONS, INC.


                                           By: /s/ Jeffrey L. Schwartz
                                              __________________________________
                                              Jeffrey L. Schwartz



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